99.7 Effect of changes on Income Statement for Q1 2012 (000's, except for per share amounts).

	As reported
	Three months ended	Reclassify Primaloft	Q1 2012
	March 31,	to discontinued	reported in
	2012	operations	current format

Net sales	$188,553	($8,476)	$180,077
Cost of goods sold	116,719	(4,928)	111,791

Gross profit	71,834	(3,548)	68,286
Selling, general, and administrative expenses	48,815	(1,792)	47,023
Technical, product engineering, and research expenses	12,939	(200)	12,739
Restructuring and other, net	258	-	258
Pension settlement expense	9,175	-	9,175

Operating income	647	(1,556)	(909)
Interest expense, net	4,644	-	4,644
Other expense, net	4,548	-	4,548

Income before income taxes	(8,545)	(1,556)	(10,101)
Income tax expense/(benefit)	(9,379)	(593)	(9,972)

Income from continuing operations	834	(963)	(129)

Income from operations of discontinued business	460	1,556	2,016
Gain on sale of discontinued business	57,968	-	57,968
Income tax expense on discontinued operations	12,221	593	12,814
Income from discontinued operations	46,207	963	47,170
Net income	$47,041	$ -	$47,041

Earnings per share - Basic
(Loss)/income from continuing operations	$0.03		$0.00
Discontinued operations	$1.47		$1.50
Net (loss)/income	$1.50		$1.50

Earnings per share - Diluted
(Loss)/income from continuing operations	$0.03		$0.00
Discontinued operations	$1.46		$1.49
Net (loss)/income	$1.49		$1.49

Shares used in computing earnings per share:
Basic	31,309		31,309
Diluted	31,533		31,533